Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 10, 2004 relating to the financial statements and financial statement schedule, which appear in Moscow CableCom Corp.'s (formerly known as Andersen Group, Inc.) Annual Report on Form 10-K for the fiscal year ended February 29, 2004.

/s/  ZAO PricewaterhouseCoopers Audit

Moscow, Russian Federation
August 17, 2004